EXHIBIT 31.3

CERTIFICATION

I, Ivan Trifunovich, certify that:

1.	I have reviewed this annual report on Form 10-K/A of WaferGen Bio-systems, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2012

/s/ IVAN TRIFUNOVICH
Ivan Trifunovich
Chief Executive Officer
(principal executive officer)